FOURTH AMENDMENT TO
ASSET MANAGEMENT AGREEMENT

THIS FOURTH AMENDMENT (the “Amendment”) effective as of August 6, 2010, to the Asset Management Agreement dated as of July 3, 2007 (the “Agreement”), by and between AII Insurance Management Limited (“AIM”), a Bermuda corporation, and Maiden Insurance Company Ltd. (“MIC”), a Bermuda joint stock company, Maiden Holdings, Ltd. (“MHL”), a Bermuda joint stock company, Maiden Holdings North America, Ltd. (“MHNA”), a Delaware corporation, Maiden Reinsurance Company (“MRC”), a Missouri corporation, and Maiden Specialty Insurance Company, a North Carolina corporation (“MSIC”) (MIC, MHL, MHNA, MRC and MSIC are hereinafter referred to collectively as the “Company”), is made by and between AIM and the Company.

WITNESSETH

WHEREAS, MIC and MHNA are direct subsidiaries of MHL, and MRC and MSIC are direct subsidiaries of MHNA;

WHEREAS, MHL, MIC, MHNA, MRC, and MSIC wish to retain AIM to provide investment management services upon the terms and conditions set forth in the Agreement and AIM wishes to provide said services;

WHEREAS, AIM and the Company wish to amend certain provisions of the Agreement in the manner set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND USAGE

1.1	Definitions. Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.
1.2	Headings. The headings contained in this Amendment are for the reference purposes only and shall not affect the meaning or interpretation of this Amendment.

ARTICLE II
AMENDMENTS

2.1           Section 2(b) is hereby amended and restated in its entirety as follows:

(b) Company authorizes AIM to, at AIM’s discretion, bunch or aggregate orders for the Account with orders of other clients and to allocate the aggregate amount of the investment among accounts (including accounts in which AIM, its affiliates and/or their personnel have beneficial interests) in a manner in which AIM shall determine is fair over time to the participating accounts.  When portfolio decisions are made on an aggregated basis, AIM may in its discretion, place a large order to purchase or sell a particular security for the Account and the accounts of several other clients.  Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold.  When this occurs, the various prices may be averaged and the Account will be charged or credited with the average price; and the effect of the aggregation may operate on some occasions to Company’s disadvantage.  Although in such an instance Company will be charged the average price, AIM will make the information regarding the actual transactions available to Company upon Company’s request.  Neither AIM nor its affiliates, however, are required to bunch or aggregate orders, and therefore Company may not receive the average price on any given trade.  In order to ensure fair execution of trades for all parties, aggregation of orders for private placements will not be permitted under this Agreement.

2.2           Section 10 – Choice of Law is hereby amended and reinstated in its entirety as follows:

10. Choice of Law

This Agreement shall be governed and construed by the laws of the State of Missouri.  Each party submits to the jurisdiction of the courts of the State of Missouri, which shall be the exclusive forum for adjudicating any dispute based on, arising out of, or in connection with this Agreement.

ARTICLE III
MISCELLANEOUS

3.1	Confirmation of the Agreement. Except as amended by this Amendment, the Agreement remains in full force and effect without further modification or amendment.
3.2	Counterparts. This Amendment may be executed in one or more counterparts, and such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Maiden Insurance Company Ltd.		Maiden Reinsurance Company

By:	/s/ Arturo M. Raschbaum	By:	/s/ Karen Schmitt

Name: Arturo M. Raschbaum		Name: Karen Schmitt

Title: Chief Executive Officer		Title: President

Maiden Holdings, Ltd.		Maiden Holdings North America, Ltd.

By:	/s/ Arturo M. Raschbaum	By:	/s/ Karen Schmitt

Name: Arturo Raschbaum		Name: Karen Schmitt

Title: Chief Executive Officer		Title: COO

Maiden Specialty Insurance Company

By:	/s/ Karen Schmitt

Name: Karen Schmitt

Title: President

AII Insurance Management Limited

By:	/s/ Michael Bott

Name: Michael Bott

Title: President